Exhibit 10.1

Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) is the type of information that the registrant treats as private or confidential. Double asterisks denote omissions.
CONFIDENTIAL
AMENDMENT NO. 1 to the RESEARCH COLLABORATION AND LICENSE AGREEMENT by and between MERSANA THERAPEUTICS, INC. and JANSSEN BIOTECH, INC. (effective February 2, 2022)

THIS AMENDMENT NO. 1 TO THE RESEARCH COLLABORATION AND LICENSE AGREEMENT (this “Amendment No. 1”) is made and entered into as of July 12, 2023 (the “Amendment Effective Date”), by and between:
(1)MERSANA THERAPEUTICS, INC., a Delaware corporation, having its principal place of business at 840 Memorial Drive Cambridge, MA 02139 (hereinafter referred to as “Mersana”); and
(2)JANSSEN BIOTECH, INC., a Pennsylvania corporation, having its principal place of business at 800 Ridgeview Drive, Horsham, PA 19044 (hereinafter referred to as “Janssen”).

Mersana and Janssen are each referred to herein by name or as a “Party” or, collectively, as “Parties”.

1. Background
By an agreement dated February 2, 2022, Mersana and Janssen entered into a Research Collaboration and License Agreement (“the Agreement”).

In accordance with Section 2.4.2 ([**]) of the Agreement, during the Research Term, Mersana has indicated that it in good faith believes [**], and the Parties, having met in good faith and discussed potential amendments to the [**], mutually agree to amend [**] to that detailed in the [**] attached hereto.

Now, therefore, in consideration of the premises and mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties agree as follows:

2. Definitions
Capitalized terms used but not defined in this Amendment No. 1 shall have the meanings ascribed to such terms in the Agreement.

3. Amendment
[**] to the Agreement is hereby deleted in its entirety and replaced with the revised [**] attached hereto.

4. Miscellaneous
In the event of a conflict between a provision of the Agreement and a provision of this Amendment No. 1, the provisions of this Amendment No. 1 will control to the extent of such conflict.
This Amendment No. 1 shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of law principles thereof that may dictate application of the laws of any other jurisdiction.
This Amendment No. 1 may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be signed or delivered by facsimile or electronically scanned signature page.
This Amendment No. 1 shall be effective for all purposes as of the Amendment Effective Date.

Except as otherwise expressly modified by this Amendment No. 1, the Agreement shall remain unchanged and in full force and effect in accordance with its terms.
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IN WITNESS WHEREOF, the Parties hereto have caused this Amendment No. 1 to be executed by their duly authorized representatives and delivered in duplicate originals.

MERSANA THERAPEUTICS, INC.            JANSSEN BIOTECH, INC.

/s/ Brian DeSchuytner___________                /s/ Rajiv Shah_________________
Name:    Brian DeSchuytner                    Name:    Rajiv Shah
Title:    Chief Financial Officer                Title:    Assistant Secretary

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